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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                            FORM 8-K, AMENDMENT NO. 1

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): June 30, 2004

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                               RIM HOLDINGS INC.
               (Exact name of registrant as specified in Charter)

              NEVADA                   000-31047                 86-0995730
(State or other jurisdiction of   (Commission File No.)        (IRS Employee
 Incorporation or organization)                              Identification No.)

                        22/F Morrison Commercial Building
                              31 Morrison Hill Road
                               Wan Chai, Hong Kong
                                      China
                    (Address of Principal Executive Offices)

                                  852-2891-3130
                            (Issuer Telephone number)

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FORWARD LOOKING STATEMENTS

     This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

     Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's pro forma financial statements and the related notes that will be filed herein.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

DESCRIPTION OF TRANSACTION

Pursuant to the Stock Purchase Agreement, dated as of February 3, 2004 (the "Eurofaith Stock Purchase Agreement"), by and among Rim Holdings Inc., a Nevada corporation (the "Company") and Eurofaith Holdings, Inc., a British Virgin Islands Corporation ("EuroFaith"), the Company acquired 50% of the outstanding shares of Starway Management Ltd., a British Virgin Islands company ("Starway") from EuroFaith (the "Acquisition"). The purchase price for such stock was $120,000,000 payable by the Company's issuance of a convertible promissory note on the Closing Date (the "Note"). The Note may be convertible into 223,073,380 shares of the Company's common stock upon maturity at the discretion of the Company. EuroFaith may also convert at any time prior to the maturity. The closing of the Acquisition (the "Closing") occurred on June 30, 2004 (the "Closing Date"). Immediately after the closing of this transaction, the Company redeemed 1,000,000 shares of the Company's common stock from Christina M. Strauch in exchange for all of the shares of Rimmer Computer, Inc., an Arizona corporation ("Rimmer").

Prior to the transaction, the Company was a holding company holding all of the shares of Rimmer. Rimmer is an approved technical service provider for computer hardware and software system manufacturers such as Novell, Microsoft, IBM, Compaq, Hewlett Packard, Cisco and others. Rimmer employs five people and the individual technicians have received certifications such as Microsoft Certified System Engineer and Certified NetWare Engineer. All of Rimmer's customers are currently located in the Phoenix, Arizona area. Since the Closing, the Company's primary operations now consist of the operations of Starway.

Rimmer had short-term liabilities of approximately $326,000 at December 31, 2003. Even after payment of approximately $170,000 of debts, Rimmer would have $156,000 of short-term liabilities and only $23,352 of current assets at December 31, 2003, with a net worth of approximately ($111,552). Because the amount of its current liabilities and its negative net worth, Rimmer has little or no going concern value. Rimmer has not generated a profit for the Company during any of the last 2 fiscal years, and will be only a marginal operating entity without expenditure of substantial marketing capital in the future. With its current assets of $23,352, Rimmer has minimal liquidation value. The Company has received no verbal or written offers from third parties to purchase Rimmer.

DESCRIPTION OF BUSINESS OF STARWAY

Starway was incorporated in the British Virgin Islands on September 15, 1998. Starway owns all of the equity interests in Shenzhen Dicken Industrial


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Development Limited, a company incorporated in the Republic of China on November
20, 1996 ("SDID") which in turns owns all of the equity interest in Shenzhen Dicken Technology Development Limited, a company incorporated in the Republic of China on November 9, 1999 ("SDTD"). In 2003, Eurofaith, the shareholder of SDID exchanged 100% of the common shares of SDID for 100 shares of Starway.

Starway, through its two subsidiaries SDTD and SDID is a People's Republic of China based marketer, distributor and manufacturer of energy saving products for use in commercial and industrial settings. SDID is a foreign-owned enterprise 100% owned by Starway under the laws of the People's Republic of China ("PRC") and responsible for the operation and sales of its products. SDTD is a wholly-owned subsidiary of SDID and is a limited company incorporated in the PRC and holds the patent on technology used by SDID to manufacture and sell its products and is responsible for the development of energy saving projects of Shenzhen Dicken Group.

PRINCIPAL PRODUCTS

OVERVIEW OF ENERGY SAVER PRODUCTS

The basic technology behind the Company's energy saver products is a soft switching system (the "Switching System") comprised of microprocessors, transformers and timing circuits which are designed to work together to regulate and monitor the flow of electricity from main electricity delivery units to the device using such electricity (e.g., lighting devices, sewing devices, etc.). This regulation and monitoring is designed to lower the use of electricity by such devices, but still maintain the performance of such devices. The energy saver products are designed to be easily installed, with no wiring alterations or circuit modifications, and fully automated upon installation.

LIGHT SAVER PRODUCTS

The Company's Light Saver products include the street light saver, fluorescent light saver and the electricity saving lamp light saver and are the flagship products using the Company's Switching System. All of these products use the Switching System to reduce the amount of electricity used by lighting systems. In many street light and fluorescent lighting systems, the supply voltage is only required to allow the lights to turn on; thereafter the operating voltage can be reduced. The Company's Light Saver products automatically switch from normal to economy voltage after the start up period and the products' transformer automatically switches to the reduced voltage and monitors use of such voltage. The drop in current is dependent on the age and type of light fittings. When additional lights are turned on, the Switching System "senses" the change and switches to allow additional electricity to flow to power on such additional lights. In addition, the Switching System monitors the main voltage and automatically switch out of economy mode when the main voltage drop could induce a brownout.

The Company's Light Saver products are designed for retrofitting into existing installations. No modification is required to existing light fittings. Installations are relatively quick and simple. The Company's Light Saver products are wired into the lighting circuit, before and after the light switches and can be mounted vertically, horizontally or hung. The Company's Light Saver's products are fully automated once they are installed.

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Once the Company's Light Saver products are installed, they generally reduce the amount of electricity used by the lighting system, extend the life of the lights, and reduces the operating temperature of the lights. As a result, consumers of the Company's Light Saver's may save on their electricity bills and cost of purchasing replacement light tubes.

SDTD warrants the original purchaser of its Light Saver products for a period of 3 years from the date of installation, be free from defects in and arising from the design, assembly, manufacturer, material or workmanship of the products and will replace the defective products without any charge to the original purchaser.

SEWING MACHINE ELECTRICITY SAVER

SDTD has also introduced the Sewing Machine Electricity Saver using the Switching System. In general, the sewing machine is used to sew in interval processes. In between the sewing intervals the sewing machine's motor runs on a constant pace, drawing electricity without actually sewing. The Company's Sewing Machine Electricity Saver product uses to the Switching System to reduce the amount of electricity used in between actual use of the sewing machine. As with the Light Saver products, once the Sewing Machine Electricity Saver products are installed, they are fully automated.

Once the Company's Sewing Machine Electricity Saver products are installed, they generally reduce the amount of electricity used by such machines, may extend the life of such machines, reduces the operating temperature and noise of the sewing machine. As a result, consumers of the Company's Sewing Machine Electricity Saver may save on their electricity bills and cost of purchasing replacement sewing machines.

OTHER PRODUCTS IN DEVELOPMENT

SDTD is currently developing other products that use the Switching System to create more energy efficient devices. Such products include: the Injection Molding Machine Saver, the Central Air Condition Electricity Saver, the Oil Bleed Set Electricity Saver and the Multi User Electricity Saver.

DISTRIBUTION AND SALES

SDTD sells and distributes its products all over China, with offices and sales agents in the cities of Beijing, Shanghai, Chendu, Xi'An and in the provinces of Wu-Han, Guangzhou, Hu-Nan and Ah-Hui. In addition, SDTD offers distributorships at city levels to distributors who want to sell SDTD's products. Each such distributor is required to pass qualification inspections by SDTD and pay a one time upfront fee to SDTD for the right to distribute SDTD's products. Currently, SDTD only sells to customers in China.

SDTD has installed the Light Saver Products in the building, offices, supermarkets, shopping malls, restaurants, buildings, factories, oil fields and residential premises of approximately 300 customers in over 10 provinces and cities in China. The Light Saver Products have also been installed on street lamps for cities in China.

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SDTD sells its products by offering two types of contracts:  Savings  Sharing or
Equipment Sale.

Under the Equipment Sale contract, the customer pays upfront for the equipment and installation cost.

Under the Savings Sharing contract, the customer is not required to pay any cost up front for the equipment and installation of SDTD's products. Such customer, however, enters into a 5 to 7 year contract with SDTD whereby from the date SDTD's products are installed, the customer shall pay to SDTD 70% of the total savings from the reduced electrical bill. SDTD has entered into these Savings Sharing contracts since July of 2002. As of December 31st, 2003, SDTD has entered into 11 Savings Sharing contracts with the following:

Shenzhen Dicken Jilin Branch
Zhuzhou Municipal Street Light Bureau
Anqing Kuntai Decoration Co., Ltd
Shenzhen E-store Market Co., Ltd
Nanjing Langchi Group Co., Ltd
Shenzhen Dicken Shenyang Branch
Nanjing Giant Economic Co., Ltd
Chongqing Baifuda Technology Development Co., Ltd
Hunan Xuhua Economic trade Co., Ltd
Wuhu United Technology Co., Ltd

CONCENTRATION OF CUSTOMERS

While SDTD has approximately 300 customers, in 2003, 13% of SDTD's sales were from one customer and in 2002, 17% of SDTD's sales were from one customer. Further, 100% of SDTD's sales were from companies located in China.

COMPETITION

There are approximately 50 companies that do business in the PRC that engage in the production and sales of energy saving products. SDTD is able to compete with such competitors because the energy saving products of such competitors generally use transformer hardware to stabilize the voltage in order to reduce electricity use. SDTD's products, on the other hand uses the Soft Switching System consisting of intelligent control circuit boards made of chipset (software) and work with the transformer (hardware) in stabilizing the voltage.

On December 11, 2003, the China National Scientific Technology Products Committee issued a "Certificate of Approval" for SDTD's products stating that SDTD's products have an average energy savings range of between 28% to 34% which the average energy savings range of other energy savings products range from 8-25%. The Guangdong Research Center for Scientific and Technical Information, in its recent report on intelligent control circuit board concluded that, "there are so far no other similar device in the market that can compete."

The management of Starway is not currently aware of any competitors doing business in China that are marketing or manufacturing energy saving products using an intelligent control circuit board. However, competitors may be in the process of developing similar technology.

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SDTD's products have been approved by the Shenzhen Energy Saving Association and its quality certified by the China National Authority.

SOURCES AND AVAILABILITY OF RAW MATERIALS

SDTD designs, prototypes and manufactures its products at its manufacturing facilities located at Shenzhen Hi-Tech Zone Center Road, Shenzhen City, Guangdong Province, China. SDTD's manufacturing facilities are ISO9001 certified.

The principal components to the Company's products are computer chips, circuit boards, transformers and semiconductors. The prices for these components are subject to market forces largely beyond the Company's control, including energy costs, market demand, and freight costs. The prices for these components have varied significantly in the past and may vary significantly in the future.

INTELLECTUAL PROPERTIES

SDTD and SDID has a royalty free license to use 2 Canadian patents from Imperial Canadian Overseas Capital Corporation ("ICOC"). Mr. Ian Cheng Yi Feng, President and C.E.O of SDID, is a shareholder of ICOC. The license expires in December, 2011.

GOVERNMENTAL APPROVALS AND REGULATION

The sale of SDID's products are generally not subject to governmental approvals or regulations. When SDID sells its products to governmental entities (e.g., for street lamps, etc.), such governmental entities' approval of the products are required.

EMPLOYEES

SDID has approximately 190 full time employees and approximately 1,000 part-time sales consultants. The Company does not bear the costs of such part-time sales consultants because they are compensated by commission on sales and distribution of the Company's products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS OF STARWAY

YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE YEAR ENDED DECEMBER 31, 2002.

REVENUES. During the year ended December 31, 2003, Starway had revenues of $31,057,877 as compared to revenues of $7,914,658 during the year ended December 31, 2002, an increase of approximately 292%. This increase is attributable to increased sales and revenue. We note that the products of Starway were first introduced to the market in July 2002. Since there were only 6 months of sales in 2002 and that many of the products were sold in 2002 on a trial basis, revenue for 2002 was substantially lower than for 2003. The management of Starway believes that revenue will continue to grow in 2004 because its products will become increasingly popular due largely to a shortage of electricity supply

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

that cannot be resolved in the next few years. Starway's products have received governmental support because of its ability to alleviate energy supply problems and Starway management believes that its revenues will continue to increase as sales of its energy saving products continue to grow.

OPERATING EXPENSES. Operating expenses totalled $2,139,028 for the year ended December 31, 2003 as compared to $1,124,096 for the year ended December 31, 2002, an increase of approximately 90%. This increase is primarily attributable to a large increase in selling expense. Starway management believes that its selling expenses will continue to increase as sales continue to grow.

GROSS PROFIT. Cost of goods sold which consist of direct labor and product costs, were $19,748,263 for the year ended December 31, 2003 as compared to $4,989,797 for the year ended December 31, 2002. Gross profit was $11,309,614 for the year ended December 31, 2003 as compared to $2,924,861 for the year ended December 31, 2002. The increase in our gross profits is attributable to better margins due to a decrease in the cost of chips and hardware used in Starway's products. Starway management believes that this trend will continue because of increased sales due to shortage of electricity supply.

NET INCOME. Starway had a net income of $8,907,865 for the year ended December 31, 2003 as compared to $1,787,881 for the year ended December 31, 2002. The increase in net income is attributable to an increase in sales. Starway management believes that net income will increase as SDTD introduces new products and increase sales.

QUARTER ENDED MARCH 31, 2004 COMPARED TO THE QUARTER ENDED MARCH 31, 2003.

REVENUES. During the quarter ended March 31, 2004, Starway had revenues of $8,818,742 as compared to revenues of $4,725,693 during the quarter ended March 31, 2003, an increase of approximately 87%. This increase is attributable to our increase in sales.

OPERATING EXPENSES. Operating expenses totalled $517,150 for the quarter ended March 31, 2004 as compared to $447,224 for the quarter ended March 31, 2003, an increase of approximately 16%. This increase is primarily attributable to an increase selling expenses and general and administrative expenses. These increases, however, were offset by a large decrease in operating expense. The increase in selling and general and administrative expenses were attributable to an increase in sales. Starway management believes this trend will continue. The decrease in operating expenses is attributable to a decrease in the cost associated with producing the company's products, the company's move towards installation of its hardware by regions to save on transportation fees and the establishment of nation-wide distribution systems with local representative offices whose overheads are borne by such distributors.

GROSS PROFIT. Cost of goods sold which consist of direct labor and product costs, were $5,583,860 for the quarter ended March 31, 2004 as compared to $2,349,477 for the quarter ended March 31, 2003. Starway had a Gross Profit of $5,583,860 for the quarter ended March 31, 2004 as compared to a Gross Profit of $2,349,477 for the quarter ended March 31, 2003. The increase in gross profits is attributable to increase in sales.

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NET INCOME.  We had a net income of  $5,063,033  for the quarter ended March 31,
2004 as compared to $1,565,258 for the quarter ended March 31, 2003. The increase in net income is attributable to in increase in sales. Starway management believes that net income will continue to increase.

CAPITAL RESOURCES

Starway management believes that Starway has adequate capital resources to continue its operations and will not need to raise capital in the near future.

PLAN OF OPERATIONS

For the next 12 months, Starway management plans to continue to market and sell the company's products and to develop new products.

PRODUCT RESEARCH AND DEVELOPMENT

Starway management believes that SDID will begin developing wind electric generation technology within the next 12 months. SDID was granted the right to establish a wind farm on approximately 20 miles of land at Ala Shan by the Xinjiang Boertala Mongolia Autonomy Government. SDID plans to invest in this project from the end of 2004 until the middle of 2005.

DESCRIPTION OF PROPERTY

SDID owns an old factory which is currently leased to an unrelated third party. This was SDID's old manufacturing factory which it has outgrown. The old factory is approximately 405.27 square meters and is located at Baoan District, Shenzhen City, Guangdong Province, China. SDID also owns two residential units, one is approximately 179 square meters located at Nanshan District, Shenzhen City, Guangdong Province, China and the other one is approximately 139 square meters located at Futian District, Shenzhen City, Guangdong Province, China). These residential units are used by Mr. Cheng, SDID's President and to house certain expatriate technicians.

SDID's operates out of leased office and factory space which is approximately 2,200 square meters and is located at Block 3, 30 Shenzhen Hi-Tech Zone Centre Road, Shenzhen City, Guandong Province, China. SDID pays RMB$40,000 (approximately US$4,820) in rent for such space. The lease for such space is for a term of 5 years.

RISK FACTORS

Any of the following risks could materially and adversely affect Rim Holdings' business, financial condition or results of operations. Investors are advised to observe these risk factors before investing in the Company. For purposes of the Risk Factors section, Rim Holdings, Starway and all of its subsidiaries shall be referred to collectively as the "Company."

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RISKS RELATED TO THE COMPANY'S BUSINESS.

A DROP IN THE RETAIL PRICE OF ELECTRICAL ENERGY MAY HAVE A NEGATIVE AFFECT ON THE COMPANY'S BUSINESS.

A customer's decision to purchase the Company's products is primarily driven by the payback on the investment resulting from the increased energy savings. Although management believes that current retail energy prices support an attractive return on investment for the Company's products, there can be no assurances that future retail pricing of electrical energy will remain at such levels.

THERE CAN BE NO ASSURANCE THAT THE COMPANY CAN KEEP UP WITH THE RAPID TECHNOLOGICAL CHANGE IN THE COMMUNICATIONS INDUSTRY.

Although the Company is developing and marketing its products with what it believes is state-of-the art technology, there can be no assurance that new technologies that supersede the Company's technologies will not be developed. As new technologies are developed, the Company may need to adapt and change its products and services, its method of marketing or delivery or alter its current business in ways that may adversely affect revenue and its ability to achieve its proposed business goals.

THE COMPANY MUST CONTINUALLY RESEARCH AND DEVELOP NEW TECHNOLOGIES AND PRODUCTS TO REMAIN COMPETITIVE.

To achieve its strategy and obtain market share, the Company will need to continually research, develop and refine new technologies and offer new products. Many factors may limit the Company's ability to develop and refine new products, including access to new products and technologies, as well as marketplace resistance to new products and technology.

THE COMPANY MUST ATTRACT AND RETAIN HIGHLY SKILLED AND MOTIVATED EMPLOYEES TO SUCCESSFULLY MANAGE ITS GROWTH AND COMPETE IN THE MARKETPLACE.

The Company's ability to manage its growth and operations going forward will depend on, among other things: expanding, training and managing its employee base, including attracting, retaining and motivating highly skilled personnel; developing or outsourcing its customer interface, operations, administration and maintenance systems; and controlling its expenses. The Company cannot assure that it will succeed in developing all or any of these capabilities.

THE COMPANY'S CURRENT STOCKHOLDERS EXERCISE SUBSTANTIAL CONTROL AND MAY MAKE DECISIONS THAT YOU DO NOT CONSIDER TO BE IN YOUR BEST INTERESTS.

Currently, the Company's executive officers and one shareholder beneficially own in the aggregate approximately 50.1% of the outstanding Common Stock on a fully diluted basis. It is expected that these individuals will maintain a majority control of the Company. Additionally, the Company may be required to issue up to 223,073,380 shares of common stock to Eurofaith Holdings, Inc., a British Virgin Islands corporation in order to satisfy a debt obligation. As a result, these stockholders, acting together, will be able to exercise control over all matters requiring approval of the stockholders of the Company.

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THE MARKET FOR THE COMPANY'S COMMON STOCK IS ILLIQUID.

The Company's common stock is traded on the Over-the-Counter Bulletin Board. It is thinly traded compared to larger more widely known companies in its industry. Thinly traded common stock can be more volatile than stock trading in an active public market. The Company cannot predict the extent to which an active public market for its common stock will develop or be sustained. However, the Company does not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges.

THE PENNY STOCK RULES MAY EFFECT THE LIQUIDITY OF OUR COMMON STOCK.

Since the Company's securities are not listed on the Nasdaq Stock Market or certain other national securities exchanges and the price thereof is below $5.00, subsequent purchases of the Company's securities will be subject to the requirements of the penny stock rules, absent the availability of another exemption. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on The Nasdaq Stock Market). The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document required by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The Company is currently subject to the penny stock rules and, therefore, these disclosure requirements may have the effect of reducing the level of trading activity in the Company's common stock. Nonetheless, the 20-for-1 reverse stock split may have a positive effect as to improving the stock price.

PAST ACTIVITIES OF THE COMPANY AND ITS AFFILIATES MAY LEAD TO FUTURE LIABILITY FOR THE COMPANY.

Prior to the acquisition of Starway, the Company engaged in businesses unrelated to its current operations. Although the major shareholders of the Company prior to the acquisition of Starway indemnified Rim Holdings against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which the Company is not completely indemnified may have a material adverse effect on the Company.

FUTURE FLUCTUATION IN THE VALUE OF THE RENMINBI MAY NEGATIVELY AFFECT THE COMPANY'S ABILITY TO CONVERT ITS RETURN ON OPERATIONS TO U.S. DOLLARS IN A PROFITABLE MANNER AND ITS SALES GLOBALLY.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including U.S. dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the

U.S. dollar. Countries, including the U.S., have argued that the Renminbi is artificially undervalued due to China's current monetary policies and have pressured China to allow the Renminbi to float freely in world markets.

If any devaluation of the Renminbi were to occur in the future, the Company's returns on its operations in China, which are expected to be in the form of Renminbi, will be negatively affected upon conversion to U.S. dollars. The Company attempts to have most future payments, mainly repayments of loans and capital contributions, denominated in U.S. dollars. If any increase in the value of the Renminbi were to occur in the future, the sales of the Company's products in China and in other countries may be negatively affected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF RIM HOLDINGS

The following table sets forth, as of August 1, 2004, certain information regarding the ownership of Rim Holdings' capital stock by each director and executive officer of Rim Holdings, each person who is known to Rim Holdings to be a beneficial owner of more than 5% of any class of Rim Holdings' voting stock, and by all officers and directors of Rim Holdings as a group. Unless otherwise indicated below, to Rim Holdings' knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of August 1, 2004 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 17,740,967 shares issued and outstanding on a fully diluted basis, as of August 1, 2004. While the Company has issued 4 convertible notes which may convert into 229,026,700 shares of the Company's common stock, this has not been included in the following chart because such conversion cannot occur prior to a stock split and an increase in its authorized shares of common stock.

================================================================================
                      Name and Address         Amount and Nature      Percent
  Title of                   Of                  Of Beneficial           Of
   Class            Beneficial Owners (1)          Ownership         Class (2)
------------     --------------------------    -----------------    ------------
Common Stock     Li Shilong                      4,444,112 (3)        25.05%
------------     --------------------------    -----------------    ------------
Common Stock     Lee Kam Man                             0 (4)         0
------------     --------------------------    -----------------    ------------
Common Stock     Best Development Company,       4,444,112            25.05%
                 Ltd.
------------     --------------------------    -----------------    ------------
Common Stock     Jie Zhu                         4,444,112 (5)        25.05%
------------     --------------------------    -----------------    ------------

================================================================================
                      Name and Address         Amount and Nature      Percent
  Title of                   Of                  Of Beneficial           Of
   Class            Beneficial Owners (1)          Ownership         Class (2)
------------     --------------------------    -----------------    ------------
Common Stock     Michael K. Hair                   899,648 (6)         5.1%
------------     --------------------------    -----------------    ------------
                 All officers and directors
                 as a group (2 persons)          4,444,112            25.05%
================================================================================

----------------
(1) Unless otherwise noted, the address for each of the named beneficial owners is 22F, 31 Morrison Hill Road, WanChai, Hong Kong.

(2) The number of outstanding shares of common stock of Rim Holdings is based upon 17,740,967 shares. While the Company has issued 4 convertible notes which may convert into 229,026,700 shares of the Company's common stock, this has not been included in the following chart because such conversion cannot occur prior to a stock split and an increase in its authorized shares of common stock.

(3) Mr. Li is a director of Rim Holdings. He is also the sole director of Best Development Company, Ltd. which owns 4,444,112 shares of the Company's common stock.

(4)  Mr. Lee is a director of Rim Holdings.

(5) Jie Zhu's address is c/o Richardson & Patel LLP, 10900 Wilshire Blvd. Suite 500, Los Angeles, CA 90024.

(6)  Mr. Hair's address is 7407 E. Ironwood Court, Scottsdale, AZ 85258.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF STARWAY

Prior to the Acquisition, all of Starway's capital stock was held by Eurofaith. Rim Holdings acquired 50 shares (50%) of the outstanding capital stock of Starway in the Acquisition.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS OF RIM HOLDINGS

The following tables set forth information regarding the Company's current executive officers and directors and the proposed executive officers and directors of the Company:

=====================      ==========      =====================
        Name                  Age               Position
---------------------      ----------      ---------------------
Li Shilong                     42          Director
---------------------      ----------      ---------------------
Lee Kam Man                    49          CEO and Director
=====================      ==========      =====================

LI SHILONG - DIRECTOR

Mr. Li Shilong, aged 42, born in Beijing and graduated from post secondary college. Mr. Li has over 10 years of experience in property development. He also has over 5 years of experience in the development, operation and investment in broadband cable television in some provinces and major cities in China such as Beijing, Shenzhen, Fujian Province, Jiangsu Province and Hebei Province. Over the last 3 years, Mr. Li has been engaged in finance and securities investment in China, Hong Kong and overseas.

LEE KAM MAN - CHIEF EXECUTIVE OFFICER AND DIRECTOR.

Mr. Lee Kam Man, aged 49, has over 23 years of experience in construction services management. Before joining the Company, he was the substantial shareholder and chairman of a limited company whose principal activities are civil engineering and construction services. He joined the Hong Kong-listed company, China Prosperity Holdings (Hong Kong) Limited in 1998 and from then until 2001 served as its Executive Director.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS OF STARWAY

The following tables set forth information regarding Starway's current executive officers and directors and the proposed executive officers and directors of
Starway:

=====================      ==========      ==============================
        Name                  Age               Position
---------------------      ----------      ------------------------------
Ms. Sim Lai Fun                36          Director and Company Secretary
---------------------      ----------      ------------------------------
Mr. Cheng Ming                 45          Director
=====================      ==========      ==============================

MS. SIM LAI FUN - DIRECTOR AND COMPANY SECRETARY

Ms. Sim, aged 36, is the Director and Secretary of Starway. Ms Sim has completed the Higher Diploma in Translation and Interpretation at the City University. She has over 13 years experience in corporate administration. She has obtained the qualification of Stock Broker and Stock Broker Representative in Hong Kong.

MR. CHENG MING - DIRECTOR

Mr. Cheng, born in Zhejiang, China, aged 46, graduated from Shanghai Jiao Tong University. Mr. Cheng has been engaged in fashion design, export, trading and the R&D work of energy efficient products. He is now a director of Starway and President of SDID. Before joining SDID in 1996, he served as the head of Ningbo Municipal Industrial Bureau from 1980 to 1982. From 1982 through 1995, he worked for several electronic companies at senior levels.

The following set forth information regarding SDID's current executive officers:

IAN CHENG YI FENG - PRESIDENT, C.E.O OF SDID

Mr. Cheng was born in 1956. He graduated from AnHui University Foreign Language Dept. and speaks English and French. Mr. Cheng started his own business in 1987 in China and immigrated to Canada in 1990. He is now a Canadian citizen with permanently resides in Vancouver, BC, Canada. Mr. Cheng has served as a Senior Member of Shenzhen Energy Saving Association since 2002. He is also a Member of China National Lighting Association. Since June 2002, Mr. Cheng has served as President and Chief Executive Officer of SDID. Mr. Cheng was awarded the "2004 World Public Figures" by the IVB Network Conference.

LIU TIAN FU - C.F.O. OF SDID

Mr. Liu, aged 39, received his Masters degree in Economy from University of Xiang Tan, Hunan Province. He joined SDID in June 2003. Prior to joining SDID, Mr. Liu worked as a financial analyst and advisor for the International Financial Venture Capital Committee. He has also been working for the financial sector at senior level devoting to securities trading, equity investment as well as merger and acquisitions from 1996 through May 2003.

YANG AN YONG - CHIEF TECHNICAL OFFICER

Mr. Yang, aged 41, is a professional engineer, graduated from Electronics Science University of Chang Du, Si-Chuang province. Mr. Yang joined SDID in September 2002 as a Senior Software Engineering Manager. Before joining SDID, was a teacher at secondary school and an engineer with a Shenzhen company.

EXECUTIVE COMPENSATION OF RIM HOLDINGS

None of our executive officers received compensation in excess of $120,000 for the fiscal years ended December 31, 2003, 2002 or 2001, respectively. The following table summarizes all compensation received by our Chief Executive Officer, President and Chief Financial Officer in fiscal years 2003, 2002 and 2001.

                                                                       Long-Term Compensation
                                                                       ----------------------
                                          Annual Compensation            Awards                     Payouts
                                     ------------------------------    ----------                   -------
                                                          Other        Restricted    Securities
                                                          Annual         Stock       Underlying      LTIP       All Other
Name and                   Fiscal    Salary    Bonus   Compensation     Award(s)    Options/SARs    Payouts    Compensation
Principal Position          Year       ($)      ($)        ($)            ($)           (#)           ($)          ($)
--------------------       ------    -------   -----   ------------    ----------   ------------    -------    ------------
Christina M. Strauch        2003     $90,000     --         --            --            --             --           --
Chief Executive             2002     $60,000     --         --            --            --             --           --
Officer                     2001     $60,000     --         --            --            --             --           --

The following table shows all grants during the fiscal year ended December 31, 2003 of stock options under our stock option plans to the named executive officers.

            OPTIONS/SAR GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2003
                               (Individual Grants)

                                       Percent of
                        Number of      Total Options
                        Securities     Granted to
                        Underlying     Employees        Exercise or
                        Option         during Fiscal    Base Price    Expiration
        Name            Granted (#)    Year (%)         ($/Sh)        Date
--------------------    -----------    -------------    -----------   ----------

Christina M. Strauch        --              --              --            --


The following table provides information as to the number and value of unexercised options to purchase Rim Holdings Common Stock held by the named executive officers at December 31, 2003. None of the named executive officers exercised any options during the fiscal year ended December 31, 2003.

                        Number of Securities Underlying        Value of Unexercised In-the-Money
                        Unexercised Options at Fiscal Year-    Options at Fiscal Year-End ($)
         Name           End (#) Exercisable/Unexercisable      Exercisable/Unexercisable
--------------------    -----------------------------------    ---------------------------------
Christina M. Strauch              500,000 / 0                  **  Option so far below trading
                                                               price that it is not in the money.


EXECUTIVE COMPENSATION OF STARWAY/SDID:

Since Starway is a holding company for SDID and SDTD, all compensation of officers and directors and paid by SDID.

                                                                       Long-Term Compensation
                                                                       ----------------------
                                          Annual Compensation            Awards                     Payouts
                                     ------------------------------    ----------                   -------
                                                          Other        Restricted    Securities
                                                          Annual         Stock       Underlying      LTIP       All Other
Name and                   Fiscal    Salary    Bonus   Compensation     Award(s)    Options/SARs    Payouts    Compensation
Principal Position          Year       ($)      ($)        ($)            ($)           (#)           ($)          ($)
--------------------       ------    -------   -----   ------------    ----------   ------------    -------    ------------
All Directors and
Officers                    2003     $33,130     --         --            --            --             --           --

All Directors and
Officers                    2002     $31,470     --         --            --            --             --           --

N/A                         2001     $N/A        --         --            --            --             --           --


No options or other types of equity compensation has been granted by either Starway, SDID or SDTD.


EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS FOR RIM HOLDINGS

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS FOR STARWAY

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

COMPENSATION OF DIRECTORS FOR RIM HOLDINGS AND STARWAY

Directors do not receive compensation for their services as directors, but are to be reimbursed for expenses incurred in attending board meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 31, 1999 Christina M. Strauch owed Rim Holdings approximately $73,636 as interest free salary advances. On January 25, 2000 Ms. Strauch repaid $20,000 of this advance. Ms. Strauch repaid the balance from her salary though December 31, 2002, when the note was repaid in full with interest. On May 11,

2004, Ms. Strauch agreed to convert $80,000 of accrued and unpaid salary owed to her for 4,000,000 shares of restricted common stock.

On June 22, 2001 Michael K. Hair, as Rim Holdings' legal counsel, was owed $72,114.63 for legal fees and expenses incurred since July 1, 2000. This debt was converted into 225,251 shares of Rim Holdings common stock on June 22, 2001. At November 30, 2003 Mr. Hair was owed approximately $108,000 for legal fees and expenses incurred since June 22, 2001. In December 2003, Mr. Hair agreed to convert $20,000 of this debt for 222,222 shares of Rim Holdings common stock. On May 11, 2004, Mr. Hair agreed to convert $72,926 of legal fees owed to him for 1,935,650 shares of common stock registered on Form S-8 and to convert $50,000 of legal fees owed to him for 2,500,000 shares of restricted common stock.

SDTD and SDID has a royalty free license to use 2 Canadian patents from Imperial Canadian Overseas Capital Corporation ("ICOC"). Mr. Ian Cheng Yi Feng, President and C.E.O of SDID, is a shareholder of ICOC. The license expires in December, 2011.

DESCRIPTION OF SECURITIES OF RIM HOLDINGS

GENERAL

The authorized capital stock of Rim Holdings is 20,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock, all with par value of $.001 per Share. As of June 30, 2004, the capitalization of the Rim Holdings consists of 17,740,967 outstanding shares of Common Stock and 0 shares of Preferred Stock outstanding.

COMMON STOCK

The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available therefore, subject to the rights of the holders of any shares of Preferred Stock that may be issued by Rim Holdings. Rim Holdings has not paid cash dividends in the past and does not expect to pay any within the foreseeable future since any earnings are expected to be reinvested in Rim Holdings. In the event of liquidation, dissolution or winding up of Rim Holdings, either voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally in the Company's assets, subject to any preferential liquidation rights of the holders of shares of Preferred Stock which may then be outstanding. Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share.

PREFERRED STOCK

Rim Holdings is currently authorized to issue 10,000,000 Shares of Preferred Stock. As of July 21, 2004, no shares of Preferred Stock have been issued. The Board of Directors is authorized, subject to any limitation prescribed by the laws of the State of Nevada, but without further action by the Rim Holdings' shareholders, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series without any further vote or action by shareholders. The Board of Directors may authorize and issue Preferred

Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Rim Holdings. Rim Holdings has no present plans to issue any additional shares of Preferred Stock.

DESCRIPTION OF SECURITIES OF STARWAY

GENERAL

The authorized capital stock of Rim Holdings is 50,000 shares of Common Stock with par value of $1.00 per Share. As of June 30, 2004, the capitalization of Starway is 100 shares issued and outstanding.

COMMON STOCK

The holders of the Common Stock are entitled to receive dividends when and as declared by the Board of Directors, out of funds legally available. In the event of liquidation, dissolution or winding up of Starway, either voluntarily or involuntarily, each outstanding share of the Common Stock is entitled to share equally in Starway's assets. Each outstanding share of the Common Stock is entitled to equal voting rights, consisting of one vote per share.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not listed on any stock exchange. The common stock is traded over-the-counter on the Over-the-Counter Electronic Bulletin Board under the symbol "RIMI." The following table sets forth the high and low bid information for the common stock for each quarter within the last two fiscal years, as reported by the Over-the-Counter Electronic Bulletin Board.

                                                        HIGH          LOW
                                                       ------        -----
QUARTER ENDED 2002

March 31, 2002...................................      $0.28         $0.04
June 30, 2002....................................      $0.17         $0.04
September 30, 2002...............................      $0.13         $0.04
December 31, 2002................................      $0.06         $0.03

                                                        HIGH          LOW
                                                       ------        -----
QUARTER ENDED 2003

March 31, 2003...................................      $0.03         $0.03
June 30, 2003....................................      $0.03         $0.03
September 30, 2003...............................      $0.10         $0.04
December 31, 2003................................      $0.17         $0.05


These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. As of June 30, 2004, there were approximately 164 stockholders of record of our common stock and no stockholders of record of our Preferred Stock.

Shares of Starway stock are not listed, traded or quoted on any quotation system or exchange.

DIVIDENDS

Rim Holdings has never paid any dividends on the common stock or the Preferred Stock. Rim Holdings currently anticipate that any future earnings will be retained for the development of its business and do not anticipate paying any dividends on the common stock or the Preferred Stock in the foreseeable future.

Starway has never paid any dividends on its common stock.

EQUITY COMPENSATION PLAN INFORMATION

Rim Holdings' equity compensation plan information is available in its annual report on Form 10-KSB filed with the SEC on January 6, 2004.

Neither Starway nor any of its subsidiaries have any equity compensation plan.

STOCK COMPENSATION ISSUANCES

Rim Holdings' stock compensation issuances are described in its annual report on Form 10-KSB filed with the SEC on January 6, 2004. In addition,

Neither Starway nor any of its subsidiaries have any equity compensation plan.

LEGAL PROCEEDINGS

The management of Rim Holdings are not aware of any material legal proceedings pending against Rim Holdings, Starway or its subsidiaries.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On December 10, 2001 the Board of Directors of Rim Holdings approved the dismissal of Semple & Cooper, LP ("Semple & Cooper") and the engagement of Gary Hirth ("Hirth"), as Rim Holdings' certifying accountant.

Semple & Cooper had been Rim Holdings' certifying accountant for the prior two years. During the past two years Semple & Cooper's reported on Rim Holdings' financial statements contained no adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles, except for a fourth explanatory paragraph regarding Rim Holdings' "ability to continue as a going concern." Rim Holdings had no disagreements with Semple & Cooper during the past two years and any subsequent interim period preceding the date of dismissal on December 10, 2001 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Semple & Cooper, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Rim Holdings did not consult with Hirth prior to his engagement regarding the application of any accounting principles or any type of audit opinion that might be rendered by him.

Rim Holdings made the contents of its December 10, 2001 Form 8-K filing with the SEC available to Hirth and Semple & Cooper and requested each of them to furnish a letter to the Securities and Exchange Commission as to whether each agrees or disagrees with, or wishes to clarify the Company's expression of their views. A copy of Semple & Cooper's letter to the SEC was included as an exhibit to an amended filing on December 26, 2001.

Webb & Company was engaged to serve as the auditors for Starway on March, 26, 2004.

RECENT SALES OF UNREGISTERED SECURITIES

In February 2004 Rim Holdings issued 2,500,000 restricted common stock shares to its legal counsel in conversion of $50,000 of accrued legal services and future legal services in connection with the Acquisition. In February 2004 Rim Holdings also issued 4,000,000 restricted common stock shares to its Chairman in conversion of $80,000 of accrued salary. These shares were issued under Section 4(2) of the Securities Act of 1933.

During the quarter ended June 30, 2003 Rim Holdings issued 200,000 shares of its restricted common stock to acquire the right to develop and market a new product from its inventor. This stock issuance was issued under Section 4(2) of the Securities Act of 1933.

In February 2003 Rim Holdings issued 200,000 restricted common stock shares to a consultant. Rim Holdings believes this transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

During the quarter ended June 30, 2002 Rim Holdings issued 2,225,000 shares of restricted stock to 22 investors in exchange for $40,207 in net offering proceeds. These investors were "Accredited Investors" as that term is defined in Rule 501 of Regulation D. This offering was conducted in compliance with Rule 506 of Regulation D.

Starway has not sold any unregistered securities in the past three years.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article VII of Rim Holdings Articles of Incorporation provides that Rim Holdings shall indemnify all of its officers and Directors, past, present, and future against any and all expenses incurred by them, and each of them, including but not limited to, legal fees, judgments and penalties which may be incurred, rendered or levied in any legal action or administrative proceeding brought against them for any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of Rim Holdings. The expenses of officers and directors incurred and in advance of final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the officer or Director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by Rim Holdings. Such right of indemnification shall not be exclusive of any other rights of indemnification which the officers and Directors may have or hereafter acquire.

Article VIII of Rim Holdings' By-laws provides that no officer or Director of Rim Holdings shall be liable for the acts, defaults or neglects of any other director or officer, or for any loss sustained by Rim Holdings, unless the same has resulted from his own willful misconduct, willful neglect or negligence.

Rim Holdings may purchase or maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of Rim Holdings, or is or was serving at the request of Rim Holdings as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise asserted against him in his capacity as director, officer, employee or agent, or arising of his status as such, whether or not Rim Holdings has the authority to indemnify him against such liability or expense.


ITEM 7.    FINANCIAL STATEMENT AND EXHIBITS.

Exhibit
Number     Description
-------    -----------

 10.1      Financial Statements of Starway Management, Ltd.

 10.2      Pro Forma Financial Information

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RIM HOLDINGS INC.

                                        By:  /s/ Lee Kam Man
                                            ------------------------------------
                                                       Lee Kam Man
                                                           CEO

Dated: August 20, 2004